  EXHIBIT 99.1

Peraso Announces First Quarter 2023 Results

Total Revenue Increased 29% Sequentially and 48% Year-over-Year, Driven by Record Product Revenue of $4.9 Million

SAN JOSE, Calif., May 15, 2023 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a leader in mmWave technology, today announced financial results for the first quarter ended March 31, 2023.

Management Commentary

“Our first quarter results reflect a strong start to the year, highlighted by continued revenue growth driven by record product revenue from a combination of Peraso’s mmWave solutions for the fixed wireless access (FWA) market, as well as our memory IC products,” stated Ron Glibbery, CEO of Peraso. “Our near-term focus remains on expanding Peraso’s leadership in mmWave FWA, as wireless ISPs (WISP) seek to aggressively deploy multi-gigabit connectivity in the unlicensed 60 GHz spectrum to secure share of a rapidly growing subscriber base. In addition, we continue to see encouraging signs of traction on prospective engagements for 5G mmWave applications, with multiple tier-one equipment vendors targeting future FWA deployments worldwide.

“As an update on our memory IC business, we have been informed by our sole foundry that the process used to fabricate wafers for our memory devices will be discontinued in 2024. Given this, we recently provided an end-of-life (EOL) notice to our customers. Although it is still too early to forecast the potential size and linearity of customers’ last-time purchase orders, for which we have imposed a deadline of December 2023, we do anticipate the implemented EOL to result in a potential pull-forward of future demand and revenue related to our memory IC products, as last-time buys are fulfilled during 2024.

“Overall, we are optimistic about our mmWave business and the resilient growth of the FWA market, in spite of the ongoing macroeconomic uncertainty. We continue to prudently manage expenses and cash, as we begin to realize the benefits from the previously taken actions to streamline our organization, while simultaneously advancing our robust pipeline of new business engagements in support of future growth.”

First Quarter 2023 Financial Results

Total net revenue for the first quarter of 2023 was $5.0 million, compared with $3.9 million in the prior quarter and $3.4 million in the same quarter a year ago. Product revenue for the first quarter of 2023 was $4.9 million, compared with $3.8 million in the prior quarter and $3.2 million in the same quarter a year ago. The sequential increase in revenue was primarily attributable to increased sales of both mmWave products and memory ICs.

GAAP gross margin for the first quarter of 2023 was 38.3%, compared with 44.2% in the prior quarter and 42.8% in the same quarter a year ago. On a non-GAAP basis, gross margin for the first quarter of 2023 was 45.4%, compared with 53.4% in the prior quarter and 53.3% in the same quarter a year ago. The sequential and year-over-year decrease in gross margin for the first quarter primarily reflected revenue mix, which included increased revenue contribution from mmWave solutions for FWA applications.

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Total operating expenses on a GAAP basis for the first quarter of 2023 were $5.7 million, which included a $0.4 million gain on an asset and license sale. This is compared with operating expenses in the prior quarter of $16.2 million, which included a $9.9 million goodwill impairment charge, and $8.2 million in the same quarter a year ago. Operating expenses on a non-GAAP basis for the first quarter of 2023, which exclude stock-based compensation expenses and amortization of intangible assets, were $4.3 million, compared with $4.8 million in the prior quarter and $6.7 million in the same quarter a year ago.

GAAP net loss for the first quarter of 2023 was $3.1 million, or ($0.15) per share, compared with a net loss of $14.6 million, or ($0.71) per share, in the prior quarter, and a net loss of $6.8 million, or ($0.34) per share, in the first quarter 0f 2022.

Non-GAAP net loss for the first quarter of 2023 was $2.0 million, or ($0.09) per share, compared with a net loss of $2.8 million, or ($0.13) per share, in the prior quarter and a net loss of $5.1 million, or ($0.25) per share, in the first quarter of 2022. Adjusted EBITDA for the first quarter of 2023 was negative $1.8 million, compared with a negative $2.5 million in the prior quarter and a negative $4.8 million in the same quarter last year.

A reconciliation of GAAP to non-GAAP results and GAAP net loss to Adjusted EBITDA is provided in the financial statement tables following the text of this press release.

Business Outlook

The Company's current business outlook will be discussed as part of the scheduled conference call on Tuesday, May 16, 2023.

Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a conference call and webcast with slides tomorrow, May 16, at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time).

Date: Tuesday, May 16, 2023

Time: 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time)

Conference Call Number: 1-888-506-0062

International Call Number: +1-973-528-0011

Passcode: 710531

Webcast and Slides: Click Here

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at www.perasoinc.com. A replay of the conference call will also be available through May 30, 2023, and can be accessed by calling 1-877-481-4010, and using passcode 48267. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of reported intangible assets, business combination transaction costs, and the change in fair value of warrant liability. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss)  and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, amortization of reported intangible assets, and the change in fair value of warrant liability. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

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Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated May 16, 2023, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2023 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	our ability to raise additional capital to fund our operations;

•	annual expense savings expected from the Company’s cost reduction initiatives;

•	the timing of customer orders and product shipments;

•	risks related to the COVID-19 pandemic that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;

•	inflationary risks;

•	customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn;

•	lengthy sales cycle;

•	ability to enhance our existing proprietary technologies and develop new technologies;

•	achieving additional design wins for our products through the acceptance and adoption of our technology by potential customers and their suppliers;

•	difficulties and delays in the production, testing and marketing of our products;

•	reliance on our manufacturing partners to assist successfully with the fabrication of our and production of our products;

•	impacts of the end-of-life of our memory products;

•	availability of quantities of our products supplied by our manufacturing partners at a competitive cost;

•	level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;

•	vigor and growth of markets served by our customers and our operations; and

•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

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Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high performance 5G mmWave wireless technology, offering chipsets, antenna modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video and factory automation. In addition, Peraso’s solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

P: 214-272-0070| 949-224-3874

E:

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PERASO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2023	2022

Net Revenue
Product	$4,888	$3,204
Royalty and other	145	199
Total net revenue	5,033	3,403

Cost of Net Revenue	3,106	1,948

Gross Profit	1,927	1,455

Operating Expenses
Research and development	3,887	5,486
Selling, general and administrative	2,242	2,705
Gain on license and asset sale	(406)	-
Total operating expenses	5,723	8,191

Loss from operations	(3,796)	(6,736)

Change in fair value of warrant liability	658	-
Other expense, net	(10)	(18)
Net loss	$(3,148)	$(6,754)

Net loss per share
Basic and diluted	$(0.15)	$(0.34)

Shares used in computing net loss per share
Basic and diluted	21,561	19,769

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PERASO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	December 31,
	2023	2022

Assets
Current assets:
Cash, cash equivalents and investments	$1,392	$2,906
Accounts receivable, net	2,881	3,244
Inventories	4,853	5,348
Deferred cost of net revenue	-	600
Prepaid expenses and other	742	615
Total current assets	9,868	12,713

Property and equipment, net	2,078	2,225
Intangible assets, net	5,754	6,278
Right-of-use lease assets	986	1,147
Other	122	123
Total assets	$18,808	$22,486

Liabilities and Stockholders Equity
Current liabilities:
Accounts payable	$1,364	$1,844
Deferred revenue	244	332
Short-term lease liabilities	579	687
Accrued expenses and other	1,366	1,817
Total current liabilities	3,553	4,680

Lease liabilities	404	470
Warrant liability	1,421	2,079
Total liabilities	5,378	7,229

Stockholders' equity	13,430	15,257

Total liabilities and stockholders equity	$18,808	$22,486

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PERASO INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2023	2022

GAAP net loss	$(3,148)	$(6,754)
Stock-based compensation expense
- Research and development	765	696
- Selling, general and administrative	542	475
Total stock-based compensation expense	1,307	1,171

Amortization of intangibles (1)
- Cost of net revenue	358	358
- Selling, general and administrative	160	160
Total amortization of intangible assets	518	518

Change in fair value of warrant liability	(658)	-

Non-GAAP net loss	$(1,981)	$(5,065)

GAAP net loss per share	$(0.15)	$(0.34)
Reconciling items
- Stock-based compensation expense	0.06	0.06
- Amortization of intangible assets (1)	0.03	0.03
- Change in fair value of warrant liability	(0.03)	-

Non-GAAP net loss per share	$(0.09)	$(0.25)

Shares used in computing non-GAAP net loss per share
Basic and diluted	21,561	19,769

(1)	Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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PERASO INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(In thousands, except percentages; unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2023		March 31, 2022

GAAP gross profit	$1,927	38.3%	$1,455	42.8%
Reconciling items:
- Amortization of intangibles	358	7.1%	358	10.5%

Non-GAAP gross profit	$2,285	45.4%	$1,813	53.3%

PERASO INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended
	March 31,
	2023	2022
Reconciliation of GAAP loss and adjusted EBITDA
GAAP net loss	$(3,148)	$(6,754)
Stock-based compensation expense
- Research and development	765	696
- Selling, general and administrative	542	475
Stock-based compensation expense	1,307	1,171

Amortization of intangibles (1)	518	518
Change in fair value of warrant liability	(658)	-

Non-GAAP net loss	(1,981)	(5,065)
EBITDA adjustments:
Depreciation and amortization	176	258
Interest expense	6	-

Adjusted EBITDA	$(1,799)	$(4,807)

(1)	Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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